Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of SBA Communications Corporation, a Florida corporation, (the “Corporation”), hereby constitutes and appoints Jeffrey A. Stoops and Brendan T. Cavanagh, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute in the name of each such person and to file (i) a Registration Statement of the Corporation on Form S-4 under the Securities Act of 1933 relating to the registration of debt securities, (ii) a Registration Statement on Form S-3 registering the resale of debt securities and (iii) any and all amendments and post-effective amendments to such Registration Statements as such person or persons executing the same pursuant to this Power of Attorney may approve.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, the undersigned has set his or her hand hereunto.

/s/ Steven E. Bernstein	Chairman of the Board of Directors	May 29, 2013
Steven E. Bernstein

/s/ Kevin L. Beebe	Director	May 29, 2013
Kevin L. Beebe

/s/ Brian C. Carr	Director	May 30, 2013
Brian C. Carr

/s/ Duncan H. Cocroft	Director	May 28, 2013
Duncan H. Cocroft

/s/ George R. Krouse, Jr.	Director	May 28, 2013
George R. Krouse, Jr.

/s/ Jack Langer	Director	May 30, 2013
Jack Langer